EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated December 18, 2009 on the consolidated financial statements of Eagleford Energy Inc. (the “Company”) for the fiscal years ended August 31, 2009, 2008 and 2007 included in the Annual Report on  Form 20-F/A being filed by the Company.

/s/ Schwartz Levitsky Feldman LLP

Toronto, Ontario, Canada
March 12, 2010	Chartered Accountants
Licensed Public Accountants
1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663